Exhibit 10.1

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

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MODIFICATION AGREEMENT

THE STATE OF TEXAS§

      §

COUNTY OF DALLAS §

THIS MODIFICATION AGREEMENT ("Agreement") is entered into to be effective as of the 1st day of April, 2020 (the “Effective Date”), by and between THE DALLAS MORNING NEWS, INC., a Delaware corporation ("Lender"), and CHARTER DMN HOLDINGS, LP, a Texas limited partnership ("Borrower").

R E C I T A L S:

A. Lender is the sole owner and holder of that one certain Promissory Note (the "Seller Financing Promissory Note") dated May 17, 2019, executed by Borrower and payable to the order of Lender in the original principal amount of Twenty-Two Million Four Hundred Thousand and No/100 Dollars ($22,400,000.00).  The Seller Financing Promissory Note is also hereinafter referred to as the "Note."

B. The Note is secured by a Deed of Trust, Security Agreement – Financing Statement executed by Borrower ("Grantor") to Vicky Pogue Gunning, Trustee, dated May 17, 2019 (the "Deed of Trust"), filed for record under Instrument No. 201900127889 in the Real Property Records of Dallas County, Texas, covering certain real property located in said county as more particularly described in Exhibit A attached hereto (the "Property"). The Note, Deed of Trust, and all modifications, renewals and extensions thereof are hereafter collectively referred to as the "Loan Documents."

C. Borrower has requested that Lender modify certain provisions of the Note (a) to accept payment of the interest payment in the amount of $194,929.28 due on April 1, 2020 (the “April Interest Payment”) under the Note by Lender advancing such payment to itself on behalf of Borrower and including such payment as outstanding principal due by Borrower under that certain Promissory Note (Interest and Property Tax Reconciliation) of even date herewith (the “Second Lien Note”) in the original principal amount of $374,713.52, and (b) to cross-default the Note to the Second Lien Note, each as hereinafter provided, and in consideration thereof Borrower has made certain agreements with Lender as hereinafter more fully set forth.

D. Lender has agreed to such requests, subject to the terms and conditions set forth herein.

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NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Borrower and Lender hereby agree as follows:

1. Acknowledgment of Outstanding Balance. The parties hereto acknowledge that the outstanding principal balance of the Note as of April 1, 2020 was $22,400,000.00.

2. Interest Payment Due April 1, 2020.  Lender has financed payment of the April Interest Payment under the Second Lien Note and upon execution of this Agreement, the Second Lien Note, and the Second Lien Deed of Trust (as defined in the Second Lien Note) and the filing of the Second Lien Deed of Trust in the Real Property Records of Dallas County, Texas, such April Interest Payment shall be deemed made.

3. Cross Default. Paragraph 5 of the Note is hereby amended in its entirety to read as follows:

Default.  It is expressly provided that upon (a) default in the punctual payment of this Note or any part hereof, principal or interest, as the same shall become due and payable; provided, no more than once in any twelve (12) month period, Lender shall provide written notice of such default to Borrower and it shall not be a default unless Borrower fails to cure such default within five (5) calendar days after written notice from Lender, or (b) default under that certain Promissory Note (Interest and Property Tax Reconciliation) dated April 1, 2020 in the original principal amount of $374,713.52 executed by Borrower payable to the order of Lender (the “Second Lien Note”) and the failure of such default to be cured within the grace or cure period, if any, applicable thereto under the Second Lien Note, or (c) the occurrence of an event of default specified in any of the other Loan Documents (as defined below) and the failure of such default to be cured within the grace or cure period, if any, applicable thereto under the Loan Documents,  the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorneys’ fees.

4. Usury.  No provisions of this Agreement or the Loan Documents shall require the payment or permit the collection, application or receipt of interest in excess of the maximum permitted by applicable state or federal law.  If any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for

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herein or in any such instrument, the provisions of this paragraph shall govern, and neither Borrower nor any endorsers of the Note nor their respective successors, assigns or personal representatives shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law.  It is expressly stipulated and agreed to be the intent of Borrower and Lender to at all times comply with the usury and other laws relating to the Loan Documents and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable thereto.  In the event Lender or other holder of the Note ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note and, if upon such application the principal balance of the Note is paid in full, any remaining excess shall be forthwith paid to Borrower and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum interest allowed to be charged by applicable law, Borrower and Lender or other holder hereof shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the Note so that the amount or rate of interest charged for any and all periods of time during the term of the Note is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time.  Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Note to "applicable law" for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

5. Release and Waiver of Claims. In consideration of (i) the modification of certain provisions of the Note, as herein provided, and (ii) the other benefits received by Borrower hereunder, Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender, as well as its predecessors, successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, for which Borrower has knowledge as of the date of execution of this Agreement, against Lender and its predecessors, successors, assigns, agents, officers, directors, employees and representatives arising out of or with respect to (a) any right or power to bring any claim against Lender for usury or to pursue any cause of action against Lender based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender, and its predecessors, successors, assigns, agents, officers, directors, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or

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prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable law.

6. Reaffirmation of Representations, Etc.  Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in the Loan Documents, as amended hereby.

7. Enforceable Obligations.  Borrower hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Loan Documents, as modified by this Agreement, represent valid and enforceable obligations of Borrower, and Borrower further acknowledges that there are no known existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Note, and Borrower further acknowledges and represents that no event has occurred and no known condition exists which would constitute a default under the Loan Documents or this Agreement, either with or without notice or lapse of time, or both.

8. No Release of Liens.  This Agreement in no way acts as a release or relinquishment of the liens, security interests and rights (the "Liens") created or evidenced by the Deed of Trust.  The Liens are hereby ratified and confirmed by Borrower in all respects and are extended to secure (i) the principal amount of the Note, (ii) all interest, charges and other sums payable with respect thereto, and (iii) the performance of all other obligations under the Note and Deed of Trust.

9. Additional Modifications and Extensions/Additional Requirements.  Notwithstanding anything to the contrary contained herein or inferred hereby or in any other instrument executed by Borrower or in any other action or conduct undertaken by Borrower on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Loan Documents in the manner set forth herein.  No express or implied consent to any further extensions and/or modifications involving any of the matters set forth in this Agreement or otherwise, shall be inferred or implied from Lender's execution of this Agreement.  Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further extensions and/or modifications of the Loan Documents shall require the express written approval of Lender, no such approval (either express or implied) having been given as of the date hereof. Except as expressly stated herein, the deferral of the current interest payment shall not be construed as a consent to or waiver of any other default or event of default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Loan Documents.  All rights and remedies of the Lender are hereby expressly reserved with respect to any such other violation or default or event of default.  The modifications granted herein do not affect or diminish the right of the Lender to require strict performance by the Borrower of each provision of the Loan Documents, except as expressly provided herein If Lender, in its sole discretion, shall approve any future extensions or modifications to Borrower’s obligations, additional requirements will be placed on the Borrower and Borrower by its signature below acknowledges that is a one-time accommodation.

10. Miscellaneous. As modified hereby, the provisions of the Note and the Deed of Trust shall continue in full force and effect, and the Borrower acknowledges and reaffirms its 4 liability to Lender thereunder. Terms not defined herein shall have the meanings assigned to them in the Loan Documents.

(a) Borrower hereby agrees to pay  (i) all reasonable and documented costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) all costs and expenses (including without limitation, reasonable attorneys’ fees) in connection with any action in the enforcement of Lender's rights upon the occurrence of a default or event of default under any of the Loan Documents.

(b) Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Loan Documents and shall allow Lender to exercise all of its remedies set forth in the Loan Documents.

(c) Lender does not, by its execution of this Agreement, waive any rights it may have against any person not a party to this Agreement.

(d) In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) This Agreement and the Loan Documents shall be governed and construed according to the laws of the State of Texas (without regard to any conflict of laws principles) and the applicable laws of the United States.

(f) This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and their respective successors, assigns and legal representatives.

(g) Borrower hereby acknowledges and agrees that it has entered into this Agreement of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and states that it has not been induced to enter into this Agreement by any statement, act or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this Agreement.

(h) This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

(i) Except as modified herein, all other terms, conditions and provisions of Loan Documents shall remain in full force and effect as of the date thereof and Borrower acknowledges and reaffirms its liability to Lender thereunder.

EXECUTED on the dates set forth in the acknowledgements attached hereto, to be effective as of the date first above written.

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4/30/2019

BORROWER:

CHARTER DMN HOLDINGS, LP, a Texas limited partnership

By:Charter DMN GP, LLC, a Texas limited liability company, its General Partner

	By:	/s/ Ray W. Washburne
Ray W. Washburne, President

THE STATE OF TEXAS§

      §

COUNTY OF DALLAS §

This instrument was acknowledged before me on the 5th day of April, 2020, by Ray W. Washburne, President of Charter DMN GP, LLC, a Texas limited liability company, General Partner of CHARTER DMN HOLDINGS, LP, a Texas limited partnership on behalf of said limited liability company and limited partnership.

4/30/2019

/s/ Madeline Lucille Dragos
Notary Public in and for the State of Texas
My Commission Expires: May 31, 2023

Acknowledgment Page

4/30/2019

LENDER:

THE DALLAS MORNING NEWS, INC., a Delaware corporation

	By:	/s/ Katy Murray
	Name:	Katy Murray
	Title:	Treasurer/Assistant Secretary

THE STATE OF TEXAS§

       §

COUNTY OF DALLAS  §

This instrument was acknowledged before me on the 6th day of April, 2020, by Katy Murray,  Treasurer/Assistant Secretary of THE DALLAS MORNING NEWS, INC., a Delaware corporation, on behalf of said corporation.

4/30/2019

/s/ Maria Rivera Villareal
Notary Public in and for the State of Texas
My Commission Expires: July 25, 2021

PREPARED IN THE LAW OFFICE OF:

Locke Lord LLP

2200 Ross Avenue

Suite 2800

Dallas,  Texas 75201

Attn:  Vicky Gunning

Acknowledgment Page

EXHIBIT A

TO

MODIFICATION AGREEMENT

Land

PROPERTY DESCRIPTION

Tract 1:

BEING a tract of land situated in the John North Bryan Survey, Abstract No. 149, in City Blocks 59/26, 71/343, 345 and 426, City of Dallas, Dallas County, Texas and a portion of a tract of land described as “Tract 1” in a General Warranty Deed to The Dallas Morning News, L.P., recorded in Volume 99062, Page 4452, Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a PK nail found at the intersection of the south right-of-way line of Young Street (80-foot wide right-of-way) and the east right-of-way line of Houston Street (a variable width right-of-way);

THENCE with said south right-of-way of Young Street, North 75°02'09" East, a distance of 264.06 feet to an "X" cut in concrete found for the northwest corner of a tract of land described in Special Warranty Deed to Belo Corp. and Texas Cable News, Inc., recorded in Instrument No. 20080330751, Official Records of said Dallas County;

THENCE departing said south right-of-way line of Young Street and with the west and south lines of said Belo Corp. tract the following courses and distances to wit:

South 15°08'39" East, a distance of 480.00 feet to an "X" cut in concrete found for the southwest corner of said Belo Corp. tract;

North 75°02'09" East, a distance of 175.33 feet to a 60d nail found for the southeast corner of said Belo Corp. tract and in the west right-of-way of S. Market Street (a variable width right-of-way);

THENCE with said west right-of-way line of S. Market Street the following courses and distances to wit:

South 15°04'19" East, a distance of 70.20 feet to a 1/2" iron rod with cap stamped “Daltech” found for corner;

South 0°32'47" East, a distance of 29.89 feet to a 1/2" iron rod found for corner;

South 15°04'19" East, a distance of 112.77 feet to a mag nail found at the beginning of a tangent curve to the right having a central angle of 47°49'07", a radius of 460.00 feet, a chord bearing and distance of South 8°50'15" West, 372.87 feet;

In a southwesterly direction, with said curve to the right, an arc distance of 383.91 feet to an "X" cut in concrete found for corner;

South 32°43'59" West, a distance of 37.84 feet to a 3” metal corner post found for corner and in the north right-of-way line of DART railway (a variable width right-of-way) described in Warranty Deed to Dallas Area Rapid Transit (DART) recorded in Volume 88083, Page 4905, of said Deed Records;

Exhibit A – Page 1

THENCE departing said west right-of-way line of S. Market Street and with said north right-of-way line of DART railway, the following courses and distances to wit:

North 85°54'17" West, a distance of 200.80 feet to an "X" cut in concrete found for corner;

North 55°03'55" West, a distance of 99.11 feet to a 1/2” iron rod with plastic cap stamped "DALTECH" found for corner;

North 59°31'37" West, a distance of 75.00 feet to a 5/8” iron rod with cap stamped

“BDD 3689” found for corner and in said east right-of-way line of Houston Street;

THENCE departing said DART Railway and with said east right-of-way line of Houston Street the following courses and distance to wit:

North 41°27'49" East, a distance of 57.00 feet to a point for corner from which a 5/8” iron rod with cap stamped “BDD 3689” found bears North 52°17'43” West, a distance of 0.40 feet and a 1/2” iron rod with cap stamped “Daltech” found bears S 77°52'19” West, a distance of 0.33 feet;

North 15°04'19" West, a distance of 552.20 feet to an "X" cut in concrete found for corner;

North 74°55'47" East, a distance of 5.00 feet to an "X" cut in concrete found for corner;

North 15°04'19" West, a distance of 280.00 feet to the POINT OF BEGINNING, and containing 8.0332 acres or 349,928 square feet of land, more or less.

Bearing system based on the Texas Coordinate System of 1983, North Central Zone (4202), North American Datum of 1983 (2011).

Tract 2:

Non-exclusive easement rights created by that certain Reciprocal Easement and Operating Agreement, by and between The Dallas Morning News, Inc., the successor by merger to The Dallas Morning News, LP, Belo Corp., Texas Cable news, Inc., and WFFA-TV, Inc., filed October 24, 2008, recorded under Clerk's File No. 20080330754, Official Public Records of Dallas County, Texas.

Exhibit A – Page 2